  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                        INSPIRE INSURANCE SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)

                  TEXAS                                        75-2595937
      (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                    Identification Number)

        300 BURNETT STREET
         FORT WORTH, TEXAS                                      76102-2799
       (Address of Principal                                    (Zip Code)
        Executive Offices)

                        INSPIRE INSURANCE SOLUTIONS, INC.
               SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                         1997 DIRECTOR STOCK OPTION PLAN
                           (Full titles of the plans)

                              F. GEORGE DUNHAM, III
                            CHIEF EXECUTIVE OFFICER
                               300 BURNETT STREET
                          FORT WORTH, TEXAS 76102-2799
                     (Name and address of agent for service)

                                 (817) 332-7761
          (Telephone number, including area code, of agent for service)
                             ----------------------
                         CALCULATION OF REGISTRATION FEE
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
=================================================================================================================

                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF SECURITIES             AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
            TO BE REGISTERED             REGISTERED (1)     PER SHARE (2)         PRICE (2)          FEE (3)
=================================================================================================================
Common Stock, $0.01 par value                750,000         $32.625            $24,468,750         $7,218.28
=================================================================================================================
Series A Junior Preferred Stock
Purchase Rights                              750,000             --                  --                --
=================================================================================================================

(1) Pursuant to Rule 416, this registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plans.

(2) Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the remaining Common Stock to be registered hereunder has been estimated at $32.625, which amount represents the average of the high and low sales prices of the Common Stock of INSpire Insurance Solutions, Inc. on May 14, 1998, as reported by the Nasdaq National Market.

(3) One Preferred Stock Purchase Right will be issued with each share of Common Stock. As no additional consideration will be received for the Preferred Stock Purchase Rights, no registration fee is required with respect to them under Rule 457(i).

                             ----------------------

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

AMENDMENT TO THE PLAN

     Effective February 16, 1998, the Board of Directors of the Company approved, subject to shareholder approval, an amendment (the "Amendment") to the Company's Amended and Restated 1997 Stock Option Plan that increased from 2,250,000 to 3,000,000 the aggregate number of shares of the Company's Common Stock, par value $0.01 per share, authorized for issuance under the Plan. The Second Amended and Restated 1997 Stock Option Plan which incorporates the Amendment was approved and ratified by the shareholders of the Company on April 21, 1998.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's registration statement on Form S-8 (Registration No. 33-36271) filed with the Commission on September 24, 1997.

         (2) The Company's latest annual report on Form 10-K (Registration No. 000-23005) filed with the Commission on March 27, 1998, which contains audited financial statements for the fiscal year ended December 31, 1997.

         (3) The description of the Company's Common Stock contained in the Company's registration statement on Form S-1 (Registration No. 333-47413) filed with the Commission on March 6, 1998, and Registration Statement on Form S-1 (Registration No. 333-48747) filed with the Commission on March 27, 1998 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and the Company's latest prospectus (Registration No. 333-48747) dated March 27, 1998, filed with the Commission pursuant to Rule 424(b) under the Securities Act.

     In addition, all documents filed subsequent to December 31, 1997 by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of Common Stock offered by this Registration Statement will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

ITEM 8. EXHIBITS.

     See Index to Exhibits, attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on May 21, 1998.

                                               INSPIRE INSURANCE SOLUTIONS, INC.

                                               By: /s/ F. GEORGE DUNHAM, III
                                                  ------------------------------
                                                  F. George Dunham, III
                                                  Chief Executive Officer,
                                                  Chairman and Director

     The undersigned directors and officers of INSpire Insurance Solutions, Inc. hereby constitute and appoint F. George Dunham, III and Terry G. Gaines, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 21, 1998.

Signature                                              Title
---------                                              -----

/s/ F. GEORGE DUNHAM, III
----------------------------------------               Chief Executive Officer (principal
F. George Dunham, III                                  executive officer), Chairman and Director


/s/ WILLIAM J. SMITH, III
----------------------------------------               President, Chief Operating Officer and
William J. Smith, III                                  Director


/s/ TERRY G. GAINES
----------------------------------------               Executive Vice President and Chief Financial
Terry G. Gaines                                        Officer (Principal Financial and Accounting
                                                       Officer)

/s/ MITCH S. WYNNE
----------------------------------------               Director
Mitch S. Wynne


                                INDEX TO EXHIBITS



Exhibit                                                                                             Sequentially
Number              Description of Exhibits                                                         Numbered Page
-------             -----------------------                                                         -------------
4.1*                Second  Amended  and  Restated  1997  Stock  Option  Plan of the
                    Company.

4.2 First Amendment to the 1997 Director Stock Option Plan of the Company, incorporated herein by reference to Appendix
                    III to the Company's Proxy Statement (Registration No.
                    000-23005) filed with the Commission on March 27, 1998.

5.1*                Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*               Consent of Deloitte & Touche LLP.

23.2*               Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    (included in its opinion filed as Exhibit 5.1 hereto).

24.1*               Power of Attorney (included on the signature page hereto).


*   Filed herewith